EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.0001 per share, of Redback Networks, Inc., a Delaware corporation, and that this Agreement may be included as an exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 5th day of April, 2004.

TCV IV, L.P.

By: /s/ Carla S. Newell
Name: Carla S. Newell
Its: Authorized Signatory

TCV IV STRATEGIC PARTNERS, L.P.

By: /s/ Carla S. Newell
Name: Carla S. Newell
Its: Authorized Signatory

TECHNOLOGY CROSSOVER MANAGEMENT IV, L.L.C.

By: /s/ Carla S. Newell
Name: Carla S. Newell
Its: Authorized Signatory

JAY C. HOAG

By: /s/ Carla S. Newell
Name: Carla S. Newell
Its: Authorized Signatory

RICHARD H. KIMBALL

By: /s/ Carla S. Newell
Name: Carla S. Newell
Its: Authorized Signatory

JOHN L. DREW

By: /s/ Carla S. Newell
Name: Carla S. Newell
Its: Authorized Signatory